UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On September 27, 2012 the Board of Directors of Entest BioMedical, Inc. (the “Registrant” or the “Company”) approved of the dismissal of John Kinross-Kennedy, CPA (“Kennedy”) as the Registrant’s independent registered public accounting firm.

Kennedy’s  report of the Company’s financial statements for the fiscal years ended August 31, 2011 and  August 31, 2010  did not contain any adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. The audit reports prepared by Kennedy for the fiscal years ending August 31, 2011 and August 31, 2010 contained a paragraph with respect to the Company's ability to continue as a going concern.

During the Registrant's two most recent fiscal years and the subsequent interim periods thereto there were no disagreements with Kennedy, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Kennedy’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

The Company provided Kennedy with a copy of this disclosure set forth under this Item 4.01 and has requested Kennedy to furnish a letter addressed to the Securities & Exchange Commission stating whether or not Kennedy agrees with the above statements.

A copy of this letter from Kennedy is attached hereto as Exhibit 16.1.

(b) On September 27, 2012, the Board of Directors of the Registrant, acting as the Registrant's Audit Committee, approved the engagement of Anton and Chia, LLP as its independent auditor. On same date, September 27, 2012, the accounting firm of Anton and Chia, LLP was engaged as the Registrant's new independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Ex.16.1	LETTER FROM JOHN KINROSS-KENNEDY, CPA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos
David R. Koos
Chief Executive Officer

Dated: September 27, 2012